UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2021
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	46-4129078
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#1203-4464 Markham Street
Victoria, British Columbia
V8Z 7X8
(250) 708-4272
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated December 9, 2021 filed by Aurinia Pharmaceuticals, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 9, 2021 (the “Original Form 8-K”). The AURORA 2 Clinical Characteristics and Summary of Aurora 2 Adverse Events slides in Exhibit 99.1 of the Original Form 8-K were updated to correct for minor typographical errors. The Amendment is amending and restating the Original Form 8-K in its entirety to correct the minor typographical errors.

Item 7.01	Regulation FD Disclosure.
On December 9, 2021, Aurinia Pharmaceuticals Inc. announced positive topline results from the AURORA 2 continuation study evaluating the long-term safety and tolerability of LUPKYNIS™ (voclosporin) for the treatment of adults with active lupus nephritis (LN), a serious complication in patients with systemic lupus erythematosus (SLE). In combination with background immunosuppressive therapy, LUPKYNIS is the first and only FDA-approved medicine with three years of pivotal trial results, including long-term safety data, within LN.

Highlights of topline results from AURORA 2:

•In the 116 subjects in the voclosporin-treated group who enrolled in AURORA 2, mean estimated glomerular filtration rate (eGFR) was stable over 36 months.
◦Compared to the active control group, the voclosporin-treated group showed an increase from baseline eGFR at the end of the studies of +2.7 mL/min.
•The drug was well tolerated with no unexpected safety signals observed. There were comparable serious adverse events (SAEs) rates in both arms (19% voclosporin vs. 24% control).
•The active control group had a higher percentage of withdrawals compared to the voclosporin-treated group, 15.0% vs. 12.9% respectively.
•There were 4 deaths during AURORA 2 in the active control group, none in the voclosporin-treated group.
•The mean Urine Protein Creatinine Ratio (UPCR) was lower in the voclosporin-treated groups at all time points during the three years.

AURORA 2 Study Design
AURORA 2 (NCT03597464) is a Phase 3 randomized, double-blind, placebo-controlled clinical trial to assess the long-term safety and tolerability of voclosporin, in addition to MMF/steroids. Patients who completed 12 months of treatment in the Phase 3 AURORA 1 study were eligible to enroll in the AURORA 2 continuation study with the same randomized treatment of voclosporin at 23.7 mg twice daily or placebo, in combination with MMF at 1 g twice daily with low-dose oral steroids, for up to an additional 24 months. A total of 216 LN patients out of 357 who were enrolled in the AURORA 1 study continued into AURORA 2, with 116 patients in the voclosporin group and 100 patients in the control group. 90 and 78 patients, respectively, received 36 months of total treatment at the completion of the study. Results from the completed Phase 3 randomized, double-blind, placebo-controlled, multicenter AURORA 1 study (NCT03021499) were recently published in The Lancet.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

The information contained in Exhibit 99.1 is summary information that is intended to be considered in the context of our Securities and Exchange Commission filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise such information, except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Aurinia Investor Presentation updated January 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2022

AURINIA PHARMACEUTICALS INC.

By:	/s/ Stephen P. Robertson
Name:	Stephen P. Robertson
Title:	EVP, General Counsel, Corporate Secretary and Chief Compliance Officer